INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-17094, 33-59625 and 33-26873 of The Topps Company, Inc. on Form S-8 of our report dated April 3, 1998 and May 11, 1998 appearing in this Annual Report on Form 10-K of The Topps Company Inc. for the year ended February 28, 1998.


DELOITTE & TOUCHE LLP
New York, New York
April 3 & May 11, 1998